Exhibit 10.10

SUMMARY OF KEY TERMS OF COMPENSATION ARRANGEMENTS WITH MERIX

CORPORATION EXECUTIVE OFFICERS

Merix’ executive officers each receive an annual salary. The executive officers are also eligible for a cash incentive under the Merix’ Executive Incentive Plan (“EIP”) and for equity incentives under our 1994 Stock Incentive Plan. Awards under the EIP are determined as percentages of base salary. Merix’ executives participate in Merix’ 401(k) plan and other employee benefits plans on the same basis as other employees. Merix makes annual matching contributions to Merix’ 401(k) Plan and pays Group Term Life Insurance premiums for each of its executive officers on the same basis as for all regular employees of Merix who satisfy minimum eligibility requirements. In addition, Merix’ executive officers are eligible to participate in Merix’ health and welfare and other employee benefit plans that are available on the same basis to all regular employees of Merix who satisfy minimum eligibility requirements.

Key elements of executive compensation for fiscal year ending May 27, 2006 are:

Name and Title	Fiscal 2006 Salary	2006 EIP Maximum Cash Incentive		2006 Target Bonus Allocation
				North American Operations Operating Income	China Operations EBITDA	North American Quick Turn Revenue	San Jose Operations EBITDA
Mark R. Hollinger President and Chief Executive Officer	$330,000	70%		40%	60%
Janie S. Brown Senior Vice President, Chief Financial Officer and Treasurer	$276,800	50%		40%	50%	10%
Daniel T. Olson Senior Vice President and Chief Executive Officer of Asian Operations	$230,000	70%		40%	60%
Steve Robinson Vice President, Merix North American Operations and President, Merix San Jose, Inc.	$275,000	100%		40%		30%	30%
Thomas R. Ingham (a) Vice President, Sales and Marketing	$210,000	60	%(a)	(b)	(b)	(b)		(b)

(a)	Included in the percentage of 2006 EIP Maximum Cash Incentive to be awarded to Mr. Ingham is a $45,000 guaranteed amount payable in quarterly installments of $11,250.

(b)	The distribution of the 2006 Target Bonus Allocation for Mr. Ingham has not yet been determined.